SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:

March 16, 2004

(Date of earliest event reported)

CELL GENESYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19986	94-3061375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Forbes Boulevard

South San Francisco, CA 94080

(650) 266-3000

(Address including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Item 5. Other Events

On March 16, 2004, Cell Genesys, Inc. (“Cell Genesys” or the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Lehman Brothers Inc., Needham & Company, Inc. and SG Cowen Securities Corporation, as managing underwriters on behalf of the several underwriters listed on Schedule 1 thereto (collectively, the “Underwriters”), relating to the offering and sale of 4,250,000 shares of the Company’s common stock (the “Common Stock”) at a purchase price to the public of $12.50 per share. In the Underwriting Agreement, the Company granted to the Underwriters an option to purchase from the Company, solely for the purpose of covering over-allotments, up to 637,500 additional shares of Common Stock.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

1.1	Underwriting Agreement, dated as of March 16, 2004, by and among Cell Genesys, Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Needham & Company, Inc. and SG Cowen Securities Corporation.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, included in Exhibit 5.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL GENESYS, INC.

Date: March 16, 2004	By:	/s/ Matthew J. Pfeffer
	Name:	Matthew J. Pfeffer
	Title:	Vice President and Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number
1.1	Underwriting Agreement, dated as of March 16, 2004, by and among Cell Genesys, Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Needham & Company, Inc. and SG Cowen Securities Corporation.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, included in Exhibit 5.1.